Exhibit 99.1

CONSENT OF PROPTESTER, INC.
We hereby consent to the references to our company’s name in the Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2017 (the “Quarterly Report”) of U.S. Silica Holdings, Inc. (the “Company”) and the quotation by the Company in the Quarterly Report from 2014 Proppant Market Report, published February 2015. We also hereby consent to the filing of this letter as an exhibit to the Quarterly Report.

PROPTESTER, INC.

By:	/s/ Richard A. Derbawka
	Name:	Richard Derbawka
	Title:	Chief Financial Office/Chief Operations Office
November 7, 2017